Exhibit 21

PAETEC Holding Corp. Subsidiaries

Subsidiary	State of Incorporation or Organization
PAETEC Corp.	Delaware
PaeTec Communications, Inc.	Delaware
PAETEC Communications of Virginia, Inc.	Virginia
PAETEC Integrated Solutions Group, Inc.	Delaware
PaeTec Software Corp.	New York
PAETEC iTel L.L.C.	North Carolina
US LEC LLC	Delaware
US LEC Communications LLC(1)	North Carolina
US LEC of Alabama LLC(1)	North Carolina
US LEC of Florida LLC(1)	North Carolina
US LEC of North Carolina LLC(1)	North Carolina
US LEC of Georgia LLC(1)	Delaware
US LEC of Tennessee LLC(1)	Delaware
US LEC of South Carolina LLC(1)	Delaware
US LEC of Maryland LLC(1)	North Carolina
US LEC of Pennsylvania LLC(1)	North Carolina
US LEC of Virginia L.L.C.(1)	Delaware
Allworx Corp.	Delaware
MPX, Inc.	Delaware
Technology Resource Solutions, Inc.(2)	New York
McLeodUSA LLC	Delaware
McLeodUSA Information Services LLC	Delaware
McLeodUSA Telecommunications Services, L.L.C(1)	Iowa
McLeodUSA Purchasing, L.L.C.	Iowa
U.S. Energy Partners LLC	New York
PAETEC Realty LLC	New York

(1)	Doing business as PAETEC Business Services.
(2)	Doing business as PAETEC Energy.